Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2008 and for the year ended December 31, 2007 give effect to the transaction as if it was consummated on January 1, 2007 and include all adjustments which give effect to events that are directly attributable to the transaction, expected to have a continuing impact, and that are factually supportable. The unaudited pro forma condensed combined balance sheet as of March 31, 2008 gives effect to the transaction as if it had been consummated on March 31, 2008 and includes all adjustments which give effect to events that are directly attributable to the transaction and that are factually supportable. The notes to the pro forma financial information describe the pro forma amounts and adjustments presented below.

The pro forma adjustments reflecting the consummation of the transaction are based upon the purchase method of accounting in accordance with U.S. GAAP, and upon the assumptions set forth in the notes herein. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable net assets acquired and the excess purchase price to goodwill. The allocation of the purchase price is preliminary and is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. In addition, the estimated purchase price itself is preliminary and will be adjusted based upon the Activision share price on the date of closing. Accordingly, the final purchase accounting adjustments may be materially different from the preliminary pro forma adjustments presented herein. This unaudited pro forma condensed combined financial information should be read in conjunction with the financial information appearing under “Selected Historical Financial Data of Activision” and “Selected Historical Financial Data of Vivendi Games” and the historical financial statements of Activision and Vivendi Games included in the proxy statement dated June 6, 2008.

No additional pro forma adjustments have been made to reflect the repurchase of 146.5 million shares of Activision Blizzard common stock at $27.50 per share, representing the maximum amount of shares to be purchased under the cash tender offer commencing within five (5) business days after the closing of the transaction, because the Activision common stock price exceeds the tender offer price as of the date of the transaction close date and as of the date of this 8-K.  As of July 9, 2008 the closing price of Activision common stock was $30.07. It is expected that the level of participation in the tender offer may be limited to the extent that the Activision Blizzard stock trades significantly above the $27.50 tender offer price throughout the tender offer period. To the extent that Activision’s stockholders participate in the tender offer, the tender offer will be funded with (according to the terms of the business combination agreement): (a) Activision Blizzard’s available cash on hand including $1.731 billion in proceeds from the sale of 62.9 million shares to Vivendi, short term investments (excluding restricted cash) and borrowings made under the new credit facilities from Vivendi for the first $2.928 billion of the aggregate tender, (b) proceeds from the issuance of additional shares to Vivendi for $700 million, and (c) additional borrowings under such credit facilities from Vivendi.

The pro forma adjustments do not reflect any operating efficiencies or inefficiencies which may result from the transaction. Therefore, the unaudited pro forma condensed combined financial information is not necessarily indicative of results that would have been achieved had the businesses been combined during the periods presented or the results that Activision Blizzard will experience after the transaction is consummated. In addition, the preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Actual results could differ, perhaps materially, from these estimates and assumptions.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2008

	Vivendi Games		Activision	Pro Forma Adjustments		Pro Forma Activision Blizzard		Other Adjustments See note (w)	Adjusted Pro Forma Activision Blizzard
	(in thousands, except per share data)
Revenues:
Product sales	$69,320		$602,451	$—		$671,771		$—	$671,771
Subscription and licensing revenues	253,734		—	—		253,734		—	253,734
Net revenues	323,054		602,451	—		925,505		—	925,505
Costs and expenses:
Cost of sales	93,736		350,229	(294	)(a)	443,671		—	443,671
Product development	102,716		79,052	(2,177	)(b)	179,591		—	179,591
Sales and marketing	27,278		67,473	(89	)(c)	94,662		—	94,662
General and administrative	19,993		51,164	(9,051	)(d)	62,106		—	62,106
Depreciation and amortization	16,046		—	80,579	(e)	96,625		—	96,625
Total costs and expenses	259,769		547,918	68,968		876,655		—	876,655
Operating income (loss)	63,285		54,533	(68,968)		48,850		—	48,850
Other income (expenses), net	847		15,542	(319	)(f)	16,070		—	16,070
Income (loss) before income tax provision	64,132		70,075	(69,287)		64,920		—	64,920
Income tax provision (benefit)	21,884		25,912	(27,091	)(g)	20,705		—	20,705
Net income (loss)	$42,248		$44,163	$(42,196)		$44,215		$—	$44,215
Net income per share:
Basic	N/A	(h)	$0.15			$0.07	(j)		$0.07	(j)
Diluted	N/A	(h)	$0.14			$0.07	(j)		$0.07	(j)
Weighted average number of common shares outstanding:
Basic	N/A	(h)	293,764	358,254	(i)	652,018		—	652,018
Diluted	N/A	(h)	318,784	358,254	(i)	677,038		—	677,038

See notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2007

	Vivendi Games		Activision	Pro Forma Adjustments		Pro Forma Activision Blizzard		Other Adjustments See note (w)	Adjusted Pro Forma Activision Blizzard
	(in thousands, except per share data)
Revenue:
Product sales	$549,391		$2,898,136	$—		$3,447,527		$—	$3,447,527
Subscription and licensing revenues	846,027		—	—		846,027		—	846,027
Net revenues	1,395,418		2,898,136	—		4,293,554		—	4,293,554
Costs and expenses:
Cost of sales	398,025		1,645,435	12,390	(a)	2,055,850		—	2,055,850
Product development	384,806		269,535	15,231	(b)	669,572		—	669,572
Sales and marketing	175,582		308,143	8,716	(c)	492,441		—	492,441
General and administrative	153,851		195,409	(6,463	)(d)	342,797		—	342,797
Depreciation and amortization	62,733		—	446,635	(e)	509,368		—	509,368
Total costs and expenses	1,174,997		2,418,522	476,509		4,070,028		—	4,070,028
Operating income	220,421		479,614	(476,509)		223,526		—	223,526
Other income (expenses), net	(5,076)		51,254	(1,277	)(f)	44,901		—	44,901
Income before income tax provision (benefit)	215,345		530,868	(477,786)		268,427		—	268,427
Income tax provision (benefit)	(36,353)		185,985	(186,814	)(g)	(37,182)		—	(37,182)
Net income	$251,698		$344,883	$(290,972)		$305,609		$—	$305,609
Net income per share:
Basic	N/A	(h)	$1.19			$0.47	(j)		$0.47	(j)
Diluted	N/A	(h)	$1.10			$0.45	(j)		$0.45	(j)
Weighted average number of common shares outstanding:
Basic	N/A	(h)	288,957	358,254	(i)	647,211		—	647,211
Diluted	N/A	(h)	314,731	358,254	(i)	672,985		—	672,985

See notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2008

	Vivendi Games	Activision	Pro Forma Adjustments		Pro Forma Activision Blizzard	Other Adjustments See note (w)	Adjusted Pro Forma Activision Blizzard
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$47,354	$1,396,250	$1,625,008	(k)	$3,068,612	$—	$3,068,612
Short term investments	—	52,962	—		52,962	—	52,962
Accounts receivable, net	102,669	203,420	(53,348	)(n)	252,741	—	252,741
Inventory	20,075	146,874	14,826	(l)	181,775	—	181,775
Deferred income taxes	126,243	41,242	(44,128	)(m)	123,357	—	123,357
Other current assets	46,212	138,647	108,057	(l)	292,916	—	292,916
Total current assets	342,553	1,979,395	1,650,415		3,972,363	—	3,972,363
Long term investments	—	91,215	—		91,215	—	91,215
Property and equipment, net	121,561	54,528	—		176,089	—	176,089
Deferred income taxes	26,768	32,825	(59,593	)(o)	—	—	—
Other assets	116,101	93,549	1,709,706	(l)	1,919,356	—	1,919,356
Goodwill	207,262	279,161	7,791,210	(l)	8,277,633	—	8,277,633
Total assets	$814,245	$2,530,673	$11,091,738		$14,436,656	$—	$14,436,656
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$30,805	$129,896	$—		$160,701	$—	$160,701
Accrued expenses and others	474,820	426,175	(72,803	)(n)	828,192	—	828,192
Total current liabilities	505,625	556,071	(72,803)		988,893	—	988,893
Deferred income taxes	—	—	608,902	(o)	608,902	—	608,902
Long term debt	—	—	33,259	(f)	33,259	—	33,259
Other liabilities	83,080	26,710	(23,133	)(p)	86,657	—	86,657
Total liabilities	588,705	582,781	546,225		1,717,711	—	1,717,711
Shareholders’ equity:
Common stock	—	—	1	(q)	1	—	1
Additional paid-in capital	487,436	1,148,880	11,341,146	(q)	12,977,462	—	12,977,462
(Accumulated deficit) retained earnings	(300,344)	772,660	(773,537	)(r)	(301,221)	—	(301,221)
Accumulated other comprehensive income	42,703	26,352	(26,352	)(s)	42,703	—	42,703
Net receivable from affiliates	(4,255)	—	4,255	(k)	—	—	—
Total shareholders’ equity	225,540	1,947,892	10,545,513		12,718,945	—	12,718,945
Total liabilities and shareholders’ equity	$814,245	$2,530,673	$11,091,738		$14,436,656	$—	$14,436,656

See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1: Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 combines the twelve months ended March 31, 2008 for Activision with the twelve months ended December 31, 2007 for Vivendi Games. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2008 combines the three months ended March 31, 2008 for Activision with the three months ended March 31, 2008 for Vivendi Games. Therefore, Activision’s consolidated statement of operations for the period January 1, 2008 to March 31, 2008 has been presented in both the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2008, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007. In addition, the accompanying unaudited pro forma condensed combined balance sheet combines the consolidated balance sheet of Activision as of March 31, 2008 with the consolidated balance sheet of Vivendi Games as of March 31, 2008.

Under the terms of the business combination agreement, Activision and Vivendi Games combined their businesses through the merger of a newly formed, wholly- owned subsidiary of Activision with and into Vivendi Games. In the transaction, shares of Vivendi Games were converted into 295.3 million newly issued shares of Activision common stock which was based upon a valuation of Vivendi Games at $8.121 billion and a per share price for Activision common stock of $27.50. Concurrently, Vivendi purchased 62.9 million newly issued shares of Activision common stock at a price of $27.50 per share for a total of approximately $1.731 billion in cash. As a result of these transactions, Vivendi owns approximately 52% of the issued and outstanding shares of Activision Blizzard common stock on a fully diluted basis.

Within five (5) business days after closing the transaction, Activision Blizzard has agreed to commence an approximately $4.028 billion cash tender offer to purchase up to 146.5 million shares of Activision Blizzard common stock at $27.50 per share, regardless of the then-current stock price. The tender offer will be funded by Activision Blizzard’s cash on hand at closing, including the $1.731 billion in cash received from the Vivendi share purchase and, if necessary, borrowings made under the new credit facilities issued by Vivendi. In addition, if the aggregate tender offer consideration exceeds $2.928 billion, Vivendi has agreed to acquire from Activision Blizzard additional newly issued shares for up to an additional $700 million of Activision Blizzard common stock at $27.50 per share, the proceeds of which would also be used to fund the tender offer. Any remaining funds required to complete the tender offer up to a maximum of $400 million will be borrowed by Activision Blizzard from Vivendi under such credit facility. If the tender offer is fully subscribed, Vivendi will own approximately 68% of the issued and outstanding shares of Activision Blizzard common stock on a fully diluted basis. To the extent that the Activision Blizzard stock trades significantly above the tender offer price of $27.50 per share throughout the tender offer period, shareholder participation in the tender offer may be limited.

Overview of the accounting for the transaction

The transactions as outlined in the business combination agreement will be accounted for as a reverse acquisition under the purchase method of accounting. For this purpose, Vivendi Games is deemed to be the accounting acquiror and Activision is deemed to be the accounting acquiree.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 1: Basis of Pro Forma Presentation (Continued)

The preliminary purchase price of Activision consists of the following items (in thousands):

Fair market value of Activision’s outstanding common stock immediately prior to the transaction at the Assumed Closing Price(1)	$9,709,000
Fair value of Activision’s existing vested and unvested stock awards at the assumed closing price(2)	967,300
Vivendi Games’ estimated transaction expenses	26,500
Total purchase price	$10,702,800

(1)     In preparing the unaudited pro forma condensed combined financial information, a price per Activision Blizzard common stock of $32.75 is assumed, which we refer to as the “Assumed Closing Price,” which represents approximately the five day average close price of Activision’s common stock as traded on the NASDAQ subsequent to Activision’s May 8, 2008 earnings release. The actual closing price per share will be based upon the actual closing market price per share on July 9, 2008, which was $30.07. A $1 increase or decrease in the per share price upon close would increase or decrease, as applicable, the purchase price by approximately $334.7 million, goodwill and equity by approximately $337.5 million and, pro forma net income would change by approximately $2.0 million and $8.5 million for the three months ended March 31, 2008 and the year ended December 31, 2007, respectively. Net income per share would change by approximately $0.01 and $0.02 per share for the three months ended March 31, 2008 and the year ended December 31, 2007, respectively.

(2)     The fair value of the existing vested and unvested stock awards is comprised of the following (in thousands):

Fair value of Activision’s existing vested stock awards	$799,700
Fair value of Activision’s existing unvested stock awards	384,400
Less: Unearned stock-based compensation	(216,800)
Net fair value of stock based awards	$967,300

The fair value of Activision’s stock awards was determined using an assumed fair value of Activision’s common stock of $32.75 per share and a binomial- lattice model with the following assumptions: (a) implied volatility of 30.67%, (b) a time varying risk free interest rate ranging from 1.84% to 5.61%, (c) an expected life ranging from

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 1: Basis of Pro Forma Presentation (Continued)

approximately 3.22 years to 4.14 years, (d) risk adjusted stock return of 8.93%, and (e) an expected dividend yield of 0.0%.

Assuming a pro forma balance sheet date of March 31, 2008, the purchase price of Activision will be allocated to the following assets and liabilities (in thousands):

Working capital, excluding inventories		$1,082,865
Inventories		161,700
Property and equipment		54,528
Long term investments		91,215
Other long term assets		15,055
Intangible assets:	Life
License agreements	3 - 10 years	122,000
Developed software	Less than 1 year	200,100
Game engines	2 - 5 years	128,600
Internally developed franchises	5 - 12 years	1,202,100
Retail customer relationships	Less than 1 year	36,400
Activision trademark/trade name	Indefinite	321,900
Goodwill	Indefinite	8,070,371
Long term liabilities		(52,642)
Deferred tax liability		(638,556)
Financial instrument classified as equity(v)		(92,836)
Allocated purchase price		$10,702,800

The acquired finite-lived intangible assets are being amortized over the estimated useful life in proportion to the economic benefits consumed, which for some intangibles assets are approximated by using the straight-line method. The estimated future after-tax decreases to net income from the amortization of the finite-lived intangible assets are the following amounts (in thousands):

Year 1	$251,263
Year 2	178,323
Year 3	156,130
Year 4	104,726
Year 5	81,850

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 2: Pro Forma Adjustments

(a)           Represents the following pro forma adjustments to cost of sales (in thousands):

	Three Months Ended March 31, 2008	Year Ended December 31, 2007
Reclassification of Activision’s depreciation and amortization expense(t)	$(491)	$(4,115)
Stock-based compensation adjustments due to stock option valuation(u)	197	16,505
Pro forma adjustment to cost of sales	$(294)	$12,390

(b)           Represents the following pro forma adjustments to product development expense (in thousands):

	Three Months Ended March 31, 2008	Year Ended December 31, 2007
Reclassification of Activision’s depreciation and amortization expense(t)	$(3,517)	$(11,440)
Stock-based compensation adjustments due to stock option valuation(u)	1,340	26,671
Pro forma adjustment to product development expense	$(2,177)	$15,231

(c)           Represents the following pro forma adjustments to sales and marketing expense (in thousands):

	Three Months Ended March 31, 2008	Year Ended December 31, 2007
Reclassification of Activision’s depreciation and amortization expense(t)	$(399)	$(1,633)
Stock-based compensation adjustments due to stock option valuation(u)	310	10,349
Pro forma adjustment to sales and marketing expense	$(89)	$8,716

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 2: Pro Forma Adjustments (Continued)

(d)           Represents the following pro forma adjustments to general and administrative expense (in thousands):

	Three Months Ended March 31, 2008	Year Ended December 31, 2007
Reclassification of Activision’s depreciation and amortization expense(t)	$(2,969)	$(16,864)
Elimination of Activision’s historical transaction costs	(7,400)	(17,200)
Stock-based compensation adjustments due to stock option valuation(u)	1,318	27,601
Pro forma adjustment to general and administrative expense	$(9,051)	$(6,463)

(e)           Represents the following pro forma adjustments to depreciation and amortization expense (in thousands):

	Three Months Ended March 31, 2008	Year Ended December 31, 2007
Amortization expense as a result of fair value adjustments to intangible assets	$73,203	$412,583
Reclassification of Activision’s depreciation and amortization expense(t)	7,376	34,052
Pro forma adjustment to depreciation and amortization expense	$80,579	$446,635

(f)            Represents borrowings by Activision Blizzard for settlement of net payable to Vivendi and the related interest expense. The borrowings carry a rate of interest of LIBOR plus 120 basis points. A 1/8% change in interest rates would increase interest expense by an additional eleven thousand dollars which is six thousand dollars after tax or $0.00 per share for the three months ended March 31, 2008. A 1/8% change in interest rates would increase interest expense by an additional forty-two thousand dollars which is twenty-six thousand dollars after tax or $0.00 per share for the year ended December 31, 2007.

(g)           Represents the income tax effect of the pro forma adjustments at the combined federal and state statutory rate of 39.1%.

(h)           Vivendi Games is a privately-held company. Accordingly, per share historical data for Vivendi Games is omitted.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 2: Pro Forma Adjustments (Continued)

(i)            Represents the following pro forma adjustments to the weighted average number of shares (in thousands):

Issuance of 295.3 million newly issued shares of Activision Blizzard common stock to Vivendi for contribution of Vivendi Games to Activision	295,309
Issuance of additional 62.9 million newly issued shares of Activision Blizzard common stock to Vivendi at a price of $27.50 per share	62,945
Pro forma adjustment to weighted average number of common shares outstanding	358,254

(j)            Pro forma net income per share was calculated by dividing pro forma net income by the pro forma weighted average common shares outstanding as if the transaction had occurred on January 1, 2007.

(k)           Represents the following pro forma adjustments to cash and cash equivalents (in thousands except share and per share amounts):

Issuance of additional 62.9 million newly issued shares of Activision Blizzard common stock to Vivendi at a price of $27.50 per share	$1,731,000
Cash received from credit facility(f)	33,259
Cash receipt to settle net receivable from Vivendi	4,255
Less: Cash payout for Blizzard equity plan at closing	(106,897)
Less: Dividend of unrestricted cash available in excess of $15,000 to Vivendi per business combination agreement	(36,609)
Pro forma adjustment to cash and cash equivalents	$1,625,008

(l)            Represents the purchase accounting entry to adjust Activision’s tangible and intangible assets to fair value.

(m)          Represents the following pro forma adjustments for current deferred income taxes (in thousands):

Increase in current deferred tax asset related to increase in current liabilities	$3,910
Increase in current deferred tax liability related to step up in tangible and intangible assets	(48,038)
Pro forma adjustment to current deferred tax liabilities	$(44,128)

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 2: Pro Forma Adjustments (Continued)

(n)           Represents the following pro forma adjustments (in thousands):

Liability for bonus payout to certain members of the management upon close of the transaction	$10,000
Liability assumed for Activision transaction costs incurred at closing	27,500
Less: Reclassification of Vivendi Games’ reserve for customer returns and allowances from accrued liabilities to accounts receivables	(53,348)
Less: Portion of Blizzard equity plan payout included in accrued payroll and which is assumed to be paid upon the close of the transaction	(56,955)
Pro forma adjustment to accrued expenses and other liabilities	$(72,803)

(o)           Represents the following pro forma adjustments for non current deferred income taxes (in thousands):

Reclassification of non current deferred tax asset to non current deferred tax liability	$(59,593)
Increase in non current deferred taxes related to the step up in non current intangible asset values	668,495
Pro forma adjustment to non current deferred tax liability	$608,902

(p)           Represents the following pro forma adjustments to other non current liabilities (in thousands):

Fair value of contingent consideration relating to a previous acquisition by Activision	$25,932
Less: Portion of Blizzard equity plan payout included in non current liabilities	(49,065)
Pro forma adjustment to accrued expenses and other liabilities	$(23,133)

(q)           Represents the pro forma adjustments to common stock ($1) and to additional paid-in capital (in thousands except share and per share amounts):

Purchase price (See Note 1)	$10,702,800
Issuance of additional 62.9 million newly issued shares of Activision Blizzard common stock to Vivendi at a price of $27.50 per share	1,730,999
Financial instrument classified as equity(v)	92,836
Less: Elimination of Activision’s historical additional paid-in capital	(1,148,880)
Less: Dividend of unrestricted cash available in excess of $15,000 to Vivendi per business combination agreement	(36,609)
Pro forma adjustment to additional paid-in capital	$11,341,146

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 2: Pro Forma Adjustments (Continued)

(r)            Represents the following pro forma adjustments to historical retained earnings (in thousands):

Elimination of Activision’s historical retained earnings	$(772,660)
Additional expense for Blizzard equity plan payout not previously accrued	(877)
Adjustment to retained earnings	$(773,537)

(s)           Elimination of Activision’s historical accumulated other comprehensive income.

(t)            Represents the reclassification of depreciation and amortization expense to conform to Vivendi Games’ presentation

(u)           Represents the change in stock-based compensation expense associated with the increase in fair value of Activision’s unvested stock awards at the closing date of the transaction.

(v)           Represents the fair value of contingent consideration relating to a previous acquisition by Activision which will be settled through the issuance of a fixed number of shares of Activision common stock.

(w)          No additional pro forma adjustments have been made to reflect the repurchase of Activision Blizzard common stock under the cash tender offer, because the Activision common stock price exceeds the tender offer price as of the transaction close date and as of the date of this 8-K. It is expected that the level of participation in the tender offer may be limited to the extent that the Activision Blizzard stock trades significantly above the $27.50 tender offer price throughout the tender offer period.

If participation in the tender offer were to occur, the following sensitivity analysis has been prepared to present the estimated impact of different levels of shareholder participation—representing from 25% to 100% participation related to the repurchase of 146.5 million shares of Activision Blizzard common stock at $27.50 per share, representing the maximum amount of shares to be purchased under the all cash tender offer within five business days after closing the transaction. The analysis estimates the effect of different levels of shareholder participation in the tender offer on: cash and cash equivalents, short term investments, borrowings, additional paid in capital, other income (expense), net income, and net income per share. For the purpose of this analysis, the following assumptions have been made:

(1)     Activision Blizzard will use available cash on hand and short term investments for the repurchase of shares. A total of $2,843,842 in cash and short term investments on the pro forma balance sheet as of March 31, 2008 was assumed as available for the repurchase of shares. Any additional amount will be funded by issuance of additional shares to Vivendi to the maximum of $700 million, and by borrowings from Vivendi under the new credit facilities.

(2)     The borrowings to fund the tender offer bear interest at LIBOR plus 85-120 basis points per the credit agreement between Vivendi and Activision Blizzard. The rates were estimated at 3.49%-3.84% using the LIBOR rate as of May 22, 2008.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 2: Pro Forma Adjustments (Continued)

The results of this analysis, which may differ from actual results, are as follows (in thousands):

	Tender Participation level
	100%	75%	50%	25%
Cash required for tender offer	$4,028,000	$3,021,000	$2,014,000	$1,007,000
Vivendi tender contribution	700,000	93,000	—	—
Borrowings	484,158	84,158	—	—

Selected Adjusted Pro Forma Activision Blizzard Balance Sheet amounts as of March 31, 2008:

Decrease in cash and cash equivalents	$(2,802,431)	$(2,802,431)	$(1,972,589)	$(965,589)
Decrease in short-term investments	(41,411)	(41,411)	(41,411)	(41,411)
Increase in long-term debt	484,158	84,158	—	—
Decrease in additional paid in capital	(3,328,000)	(2,928,000)	(2,014,000)	(1,007,000)

Selected Adjusted Pro Forma Activision Blizzard Statement of Operations amounts:

Three months ended March 31, 2008

Decrease in other income	$20,250	$16,760	$5,589	$499
Decrease in net income	12,332	10,207	3,404	304
Impact of 1/8% change in interest rate on net income	92	16	—	—
Adjusted diluted net income per share	0.06	0.06	0.07	0.07
Impact of 1/8% change in interest rate on adjusted net income per share	0.00	0.00	—	—

Year ended December 31, 2007

Decrease in other income	$70,087	$56,127	$18,780	$1,995
Decrease in net income	42,683	34,181	11,437	1,215
Impact of 1/8% change in interest rate on net income	369	64	—	—
Adjusted diluted net income per share	0.47	0.47	0.48	0.47
Impact of 1/8% change in interest rate on adjusted net income per share	0.00	0.00	—	—

Note 3: Acquisition costs of Activision

Activision’s estimated transaction expenses ranging from $50.0 million to $54.0 million incurred and to be incurred were excluded from the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2008 and the year ended December 31, 2007.